UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Colorado Avenue, Suite 100E
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2026, Super League Enterprise, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with The Benchmark Company, LLC ("Benchmark") and StoneX Financial Inc. ("StoneX" and, together with Benchmark, the "Agents"), to sell shares of our common stock, par value $0.001 per share, (the “Shares”) having an aggregate sales price of up to $2,229,000, from time to time, through an “at the market offering” program under which Benchmark and StoneX will act as sales agent. The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

We are not obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate on the earlier of (1) the sale, pursuant to the Sales Agreement, of Shares having an aggregate offering price of $2,229,000 and (2) the termination of the Sales Agreement by either us or Benchmark, as permitted therein.

The Company will pay the Agents a commission equal to 1.0% of the aggregate gross proceeds from each sale of Shares. In addition, we have agreed to provide the Agents with customary indemnification rights.  We will also reimburse the Agents for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-283812), filed by the Company with the SEC on December 13, 2024, and declared effective by the SEC on December 20, 2024. Concurrently herewith, we have filed a prospectus supplement filed with the SEC on August 18, 2026 (the “Prospectus Supplement”).

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description is qualified in its entirety by reference to the full text of the Sales Agreement, the form of which is filed as Exhibit 1.1 to this Current Report.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Disclosure Law Group, a Professional corporation relating to the legality of the Shares.

The description of the Sales Agreement is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement between Super League Enterprise, Inc., The Benchmark Company, LLC and StoneX Financial Inc. dated August 18, 2026
5.1	Opinion of Disclosure Law Group, a professional corporation
23.1	Consent of Disclosure Law Group, a professional corporation (included in Exhibit 5.1 filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: August 18, 2026	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer